EXHIBIT 24.1

POWER OF ATTORNEY

ABBOTT LABORATORIES

Know all men by these presents that Abbott Laboratories does hereby make, constitute and appoint John A. Berry and Jessica H. Paik, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned’s capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver in connection with the shares of AquaBounty Technologies, Inc. (the “Company”) held by Abbott Laboratories or its subsidiaries such (a) forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5, and in connection with any applications for EDGAR access codes, including Form ID, and (b) such other agreements and instruments as they may be deemed necessary, desirable or convenient with respect to the shares of the Company held by Abbott Laboratories and its subsidiaries.

By:	/s/ Brian B. Yoor
Name:	Brian B. Yoor
Title:	Senior Vice President, Finance and
Chief Financial Officer

Date:      December 21, 2016

POWER OF ATTORNEY

CFR INTERNATIONAL SPA

Know all men by these presents that CFR International SpA does hereby make, constitute and appoint John A. Berry and Jessica H. Paik, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as a manager or member of any limited liability company, as a partner of any partnership, as an officer of any corporate or other entity, or in the undersigned’s capacity in a position similar to the foregoing at any entity, in each case, for which the undersigned is otherwise authorized to sign), to execute and deliver in connection with the shares of AquaBounty Technologies, Inc. (the “Company”) held by CFR International SpA such (a) forms, schedules, statements and other documents as may be required to be filed from time to time with the Securities and Exchange Commission with respect to Sections 13(d), 13(g), 13(f), 13(h) and 16(a) of the Securities Exchange Act of 1934, as amended, including Schedule 13D, Schedule 13G, Form 13F, Form 13H, Form 3, Form 4 and Form 5, and in connection with any applications for EDGAR access codes, including Form ID, and (b) such other agreements and instruments as they may be deemed necessary, desirable or convenient with respect to the shares of the Company held by CFR International SpA.

By:	/s/ Brian B. Yoor
Name:	Brian B. Yoor
Title:	Authorized Signatory

Date:      December 21, 2016